JOINT WRITTEN CONSENT IN LIEU OF A MEETING OF
THE SOLE MEMBER OF THE BOARD OF DIRECTORS
AND MAJORITY STOCKHOLDER OF
GZ6G TECHNOLOGIES CORP.

1 September 2022

The undersigned, being all of the members of the Board of Directors (the "Board") of GZ6G Technologies Corp., a Nevada corporation, the "Company", and the holder of 51% of the outstanding voting securities of the Company (the "Majority Stockholder"), in accordance with the Nevada Revised Statues and Bylaws of the Company hereby adopts the following resolutions with the same force and effect as if presented to and adopted at a meeting of the Board and stockholders, duly called and held on September 1, 2022:

WHEREAS, the Board of Directors and the Majority Shareholder deem it in the best interest of the Company and the Shareholders to issue shares of restricted common stock to the members of the Chief Executive Officer and to the Board of Directors for their service during the first two quarters of 2022.

WHEREAS, WHEREAS, the Board of Directors and the Majority Shareholder deem it in the best interest of the Company and the Shareholders to issue shares of restricted common stock to William Coleman Smith in lieu of paying back a portion of his Note.

NOW, THEREFORE, IT IS RESOLVED, that the Board of Directors of the Company and the Majority Stockholder as evidenced by their signatures below, do hereby authorize, and approve the issuance of restricted shares of the Company's common stock in the following manner and for services rendered by the Chief Executive Officer and the members of the Board of Directors:

William Coleman Smith	2,500,000 shares restricted common stock
Brian Scott Hale	100,000 shares restricted common stock
William Procanik	100,000 shares of restricted common stock;

BE IT FURTHER RESOLVED, that the Board of Directors of the Company and the Majority Stockholder as evidenced by their signatures below, do hereby authorize and approve the issuance of 2,500,000 shares of restricted common stock to William Coleman Smith in partial payment of his Note, equal to $75,000 (at $0.03 per share);

BE IT FURTHER RESOLVED, that the Board of Directors of the Company authorizes the officers(s) of the Company and such others as the officer(s) may direct to take all actions necessary to implement the aforementioned Board actions as approved by the Majority Stockholder, including and any and all such filings as may be required by OTC Markets, the Securities and Exchange Commission and any other regulatory body;

BE IT FURTHER RESOLVED, that each of the Authorized Officers be, and each of them hereby is, authorized and empowered to take all such further action and to execute and deliver all such further agreements, certificates, instruments and documents, in the name and on behalf of the Corporation, and if requested or required, under its corporate seal duly attested by the Secretary or Assistant Secretary; to pay or cause to be paid all expenses; to take all such other actions as they or any one of them shall deem necessary, desirable, advisable or appropriate to consummate, effectuate, carry out or further the transactions contemplated by and the intent and purposes of the foregoing resolutions;

BE IT FURTHER RESOLVED, that in connection with the transactions contemplated in the preceding resolutions, the Secretary or the Assistant Secretary of the Corporation be, and hereby is, authorized in the name and on behalf of the Corporation, to certify any more formal or detailed resolutions as such officer may deem necessary, desirable, advisable or appropriate to consummate, effectuate, carry out or further the transactions contemplated by and the intent and purposes of the foregoing resolutions; and that thereupon, such resolutions shall be deemed adopted as and for the resolutions of the board of directors as if set forth at length herein; and;

BE IT FURTHER RESOLVED, that any actions taken by the officers of the Corporation, prior to the date of the foregoing resolutions adopted hereby that are within the authority conferred thereby are hereby ratified, confirmed, approved and adopted as actions of the Corporation.

WM Coleman Smith
BY: William Coleman Smith
CEO, CFO, President, Secretary and Director

WM Coleman Smith
BY: William Coleman Smith (1 Class B Preferred share - voting rights 51% all classes)

Brian S. Hale
BY: Brian Scott Hale, Director

BY: William Procanik, Director